SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 13, 2005

(Date of Report)

May 9, 2005

(Date of Earliest Event Reported)

US Wireless Online, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-61424 Commission File Number	82-0505220 (IRS Employer I.D. No.)

500 West Jefferson Street, Suite 2350

Louisville,  KY  40202

(Address of Principal Executive Offices)

(502) 891-4476

(Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 9, 2005, in an arms length transaction not involving any affiliates or related parties, US Wireless Online, Inc. (“USWL”) completed the acquisition of iSkywire, LLC, and its related entities including iSkywire, Jeffersontown, Kentucky I, LLC; iSkywire, New Albany, Indiana I, LLC; iSkywire, Charlestown, Indiana I, LLC, (collectively “iSkywire”).

USWL acquired all of the membership interests of iSkywire in exchange for that amount of shares of USWL common stock equal to $200,000.  1,000,003 shares were issued in the exchange.  As a condition of payment, fifty percent of the USWL shares must be held for a minimum of 12 months from the date of issuance and the balance must be held for a minimum of 24 months from the date of issuance. The shares, which were issued to approximately 16 individuals, will be stamped with a legend indicating the restrictions. The Company relied on an exemption from registration pursuant to Section 4.2 of the Securities Act and Regulation D, Rule 506 to issue the shares of restricted common stock.  There were no commissions paid.

In addition, USWL executed a promissory note in the amount of $70,000 and paid cash at closing of $30,000. The term of the Promissory Note is be eighteen (18) months and is to be paid in equal monthly installments.  The first payment will be due at Closing and the subsequent payments will be due on the 1st of every  calender month.

If iSkywire’s monthly revenue declines from the closing date to the sixth month anniversary of this transaction, the Common Stock issued pursuant to this Agreement will be reduced by the same percentage as the percentage decline in revenue.  However, if a customer of iSkywire terminates service, the Members of iSkywire will have 60 days to replace the lost revenue by providing USWL with a new customer (or multiple customers) that will generate the same amount of revenue.  USWL agrees to maintain current pricing levels for iSkywire’s customers and to maintain and honor the current “Service Level Agreement” for iSkywire’s customers throughout the term of the Escrow Agreement.

The Managers of iSkywire shall be provided with long term consulting agreements to provide consulting services to USWL.  Payment for said consulting shall be $150/hour or the comparable value of stock or stock options at the sole determination of USWL.

ISkywire is a wireless broadband internet company that owns and operates state-of-the-art broadband wireless networks in Louisville, KY and southern Indiana and has provided cost-effective, reliable high-speed internet access to commercial customers since January 2002.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of businesses acquired.

None required.

          (b)  Pro forma financial information.

None required.

Exhibits.

2.0

Acquisition Agreement by and Among US Wireless Online, Inc. and iSkywire, LLC dated May 2, 2005

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US WIRELESS ONLINE, INC.

DATE:  May 13, 2005

By: /s/ Rick Hughes

Rick Hughes

Chief Executive Officer

3